EXHIBIT 99.1

Farmer Bros. Co. Reports First Quarter Fiscal 2017 Financial Results
Fort Worth, Texas--(GLOBE NEWSWIRE)—November 7, 2016—Farmer Bros. Co. (NASDAQ: FARM) (the "Company") today reported financial results for the first quarter ended September 30, 2016.
First Quarter Fiscal 2017 Highlights

•	Volume of green coffee pounds processed and sold increased 8.1% in the first quarter of fiscal 2017 as compared to the first quarter of fiscal 2016.

•
Gross profit increased 1.2% to $51.2 million in the first quarter of fiscal 2017 from $50.6 million in the first quarter of fiscal 2016, and gross margin increased to 39.2% in the first quarter of fiscal 2017 from 37.9% in the first quarter of fiscal 2016.

•	Income from operations was $2.5 million in the first quarter of fiscal 2017 as compared to a loss from operations of $(0.6) million in the first quarter of fiscal 2016.

•
Net income was $1.6 million, or $0.10 per diluted common share, in the first quarter of fiscal 2017, including net gains of $1.7 million from sales of assets and earnout from last year's sale of spice assets, as compared to a net loss of $(1.1) million, or $(0.07) per common share, in the first quarter of fiscal 2016.

•
Adjusted EBITDA increased to $11.6 million in the first quarter of fiscal 2017, from $10.7 million in the first quarter of fiscal 2016, and Adjusted EBITDA Margin increased to 8.9% in the first quarter of fiscal 2017, from 8.0% in the first quarter of fiscal 2016.

The foregoing non-GAAP financial measures are reconciled to their corresponding GAAP measures at the end of this press release.

“We are pleased to see our team’s efforts in strengthening our DSD organization, winning new customers and increasing volume with existing customers, along with enhancing efficiencies in our supply chain reflected in our first quarter results,” said President and CEO, Michael Keown. “We grew volume of green coffee pounds sold in the high-single to low-double digits for the third consecutive quarter and believe we are positioned to continue this positive trend through the remainder of the year. Further, our ongoing strong execution allowed us to deliver gross margin expansion and a reduction in operating expenses. We are integrating China Mist into our business since closing the acquisition in October and look forward to accelerating the Company’s growth in the fresh brewed tea category. With the improvements we have made throughout our operations in recent months and our ongoing focus on key strategic initiatives, including our corporate relocation, we are establishing a strong foundation that we can continue to leverage for long-term, sustainable growth and value creation for all stockholders.”
First Quarter Fiscal 2017 Results
Net sales in the first quarter of fiscal 2017 were $130.5 million, a decrease of $2.9 million, or 2.2%, from $133.4 million in the first quarter of fiscal 2016. Net sales of tea, culinary and other beverages increased as compared to the first quarter of fiscal 2016, offset by decreases in net sales of spice products and coffee products. Volume of green coffee processed and sold increased 8.1% in the first quarter of fiscal 2017 as compared to the first quarter of fiscal 2016, while net sales of roast and ground coffee decreased 0.8%, driven primarily by price decreases to customers utilizing commodity-based pricing arrangements as compared to price increases in the prior year period. In addition, spice sales decreased by $2.3 million, driven primarily by last year's sale of the Company's spice assets.
Gross profit in the first quarter of fiscal 2017 increased $0.6 million, or 1.2%, to $51.2 million from $50.6 million in the first quarter of fiscal 2016. Gross margin increased 130 basis points to 39.2% in the first quarter of fiscal 2017 from 37.9% in the first quarter of fiscal 2016. The increase in gross profit was largely due to lower hedged cost of green coffee compared to the first quarter of fiscal 2016, offset by a reduction in spice products gross profit resulting from the sale last year of the Company's spice assets. Gross profit in the first quarter of fiscal 2017 included the beneficial effect of the liquidation of LIFO inventory quantities in the amount of $0.8 million. No such beneficial effect was included in the first quarter of fiscal 2016.
In the first quarter of fiscal 2017, operating expenses decreased $2.4 million, or 4.8%, to $48.7 million or 37.3% of net sales, from $51.1 million, or 38.3% of net sales, in the first quarter of fiscal 2016, due to lower restructuring and other transition expenses associated with the corporate relocation plan, net gains of $1.7 million primarily from the sale of real estate and the earnout from last year's sale of spice assets, and lower general and administrative expenses, partially offset by an increase in selling expenses.

Income from operations in the first quarter of fiscal 2017 was $2.5 million as compared to a loss from operations of $(0.6) million in the first quarter of fiscal 2016.
Total other income in the first quarter of fiscal 2017 was $0.2 million which included net gains from investments and lower net losses on derivative instruments, partially offset by higher interest expense, as compared to total other expense of $(0.6) million in the first quarter of fiscal 2016, which included net losses on derivative instruments and investments of $(0.9) million. Interest expense in the first quarter of fiscal 2017 included $0.3 million in non-cash interest expense accrued on the Torrance facility sale-leaseback financing obligation, which will be included in the computation of the gain on sale upon conclusion of the leaseback arrangement.
In the first quarter of fiscal 2017, the Company recorded income tax expense of $1.1 million, or $0.06 per diluted common share, as compared to income tax benefit of $0.1 million in the first quarter of fiscal 2016, primarily due to the effect of the release of the valuation allowance on the Company's deferred tax assets in the fourth quarter of fiscal 2016.
Net income was $1.6 million, or $0.10 per diluted common share, in the first quarter of fiscal 2017 as compared to a net loss of $(1.1) million, or $(0.07) per common share, in the first quarter of fiscal 2016.
Non-GAAP Financial Measures
Non-GAAP net income, Non-GAAP net income per diluted common share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures; a reconciliation of these non-GAAP measures to their corresponding GAAP measures is included at the end of this press release.
Non-GAAP net income in the first quarter of fiscal 2017 was $3.4 million, or $0.21 per diluted common share, as compared to $4.2 million, or $0.25 per diluted common share in the first quarter of fiscal 2016. Non-GAAP net income in the first quarter of fiscal 2017 included the impact of non-cash income tax expense on non-GAAP adjustments of $1.1 million, or $0.07 per diluted common share, calculated based on the Company's marginal tax rate of 39.0%.
Adjusted EBITDA increased to $11.6 million in the first quarter of fiscal 2017, from $10.7 million in the first quarter of fiscal 2016, and Adjusted EBITDA Margin increased to 8.9% in the first quarter of fiscal 2017, from 8.0% in the first quarter of fiscal 2016.

Treasurer and CFO, Isaac N. Johnston, Jr. said, “Our first quarter performance provided a solid start to fiscal 2017. We grew coffee pound volume by 8.1%, expanded gross margin by 130 basis points, and reduced operating expenses by 100 basis points, as compared to the first quarter of fiscal 2016. The year-over-year change in our Non-GAAP net income reflects income tax expense of $1.1 million included in GAAP net income and the additional impact of income tax expense of $1.1 million on the non-GAAP adjustments in the first quarter of fiscal 2017. This equates to a $0.13 per diluted common share impact from income taxes on Non-GAAP net income per diluted common share, versus income tax benefit of $0.1 million recorded in GAAP net income in the first quarter of fiscal 2016. This is primarily due to the effect of the valuation allowance release that we recorded in the fourth quarter of fiscal 2016. We expect that our cash taxes will remain low for an extended length of time, as we utilize our deferred tax assets to offset tax payments. We continue to make progress in our corporate relocation activities, which remain on track to produce cost savings of approximately $18 million to $20 million annually. Cash proceeds from the sale of our Torrance facility were received in the first quarter as the sale was completed, and we expect to record a net gain of $35 million to $38 million in the second quarter of fiscal 2017 when we fully transition out of the Torrance facility.”
Investor Conference Call
Management will host an investor conference call today, November 7, 2016, at 5:00 p.m. Eastern time (4:00 p.m. Central time) to review the Company’s results for the first quarter ended September 30, 2016 and to provide an update on the Company's first quarter events.  The call will be open to all interested investors through a live audio web broadcast via the Internet at the Company’s website www.farmerbros.com under “Investor Relations.”  The call also will be available to investors and analysts by dialing (844) 423-9890. The passcode/ID is 11148849 within the U.S. and Canada.
The audio-only webcast will be archived for approximately 30 days on the Investor Relations section of the Farmer Bros. Co. website, and will be available approximately two hours after the end of the live webcast.
About Farmer Bros. Co.
Founded in 1912, Farmer Bros. Co. is a manufacturer, wholesaler and distributor of coffee, and distributor of tea and culinary products. The Company's customers include restaurants, hotels, casinos, offices, quick service restaurants (“QSRs”), convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers in the QSR, grocery, drugstore, restaurant, convenience store, and independent coffeehouse channels. The Company's product line includes roasted coffee, liquid coffee, coffee-related products such as coffee filters, sugar and creamers, assorted iced and hot teas, cappuccino, cocoa, spices, gelatins and puddings, soup bases, dressings, gravy and sauce mixes, pancake and biscuit mixes, and jellies and preserves.
Headquartered in Fort Worth, Texas, Farmer Bros. Co. generated net sales of over $500 million in fiscal 2016 and has approximately 1,600 employees nationwide. The Company's primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™ , Cain's™ and McGarvey®. For more information, visit: www.farmerbros.com.
Forward-Looking Statements
Certain statements contained in this press release, including the Company’s plans and expectations regarding the corporate relocation plan, are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects, ” “expects, ” “plans, ” “believes, ” “intends, ” “will, ” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission ("SEC"). Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the timing and success of implementation of the Company's corporate relocation plan, completion of construction of the new facility in Northlake, Texas and the availability of capital resources to fund the construction costs and capital expenditures for the new facility, the diversion of management time on the corporate relocation plan and other transaction-related issues, the timing and success of the Company in realizing estimated savings from third party logistics and vendor managed inventory, the realization of the Company’s cost savings estimates, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the success of the Company to retain and/or attract qualified employees, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, the Company's continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, changes in the quality or dividend stream of the third parties' securities and other investment vehicles in which the Company has invested its assets, as well as other risks described in this press release and other factors described from time to time in the Company's filings with the SEC.

Investor Contact:
Isaac N. Johnston, Jr.
(682) 549-6663

FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2016	2015
Net sales	$130,488	$133,445
Cost of goods sold	79,290	82,866
Gross profit	51,198	50,579
Selling expenses	38,438	36,441
General and administrative expenses	8,936	9,465
Restructuring and other transition expenses	3,030	5,450
Net gains from sale of spice assets	(158)	—
Net gains from sales of assets	(1,553)	(214)
Operating expenses	48,693	51,142
Income (loss) from operations	2,505	(563)
Other income (expense):
Dividend income	265	293
Interest income	129	104
Interest expense	(389)	(121)
Other, net	191	(875)
Total other income (expense)	196	(599)
Income (loss) before taxes	2,701	(1,162)
Income tax expense (benefit)	1,083	(88)
Net income (loss)	$1,618	$(1,074)
Net income (loss) per common share—basic	$0.10	$(0.07)
Net income (loss) per common share—diluted	$0.10	$(0.07)
Weighted average common shares outstanding—basic	16,562,984	16,269,368
Weighted average common shares outstanding—diluted	16,684,319	16,269,368

FARMER BROS. CO.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands, except share and per share data)

	September 30, 2016	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$16,502	$21,095
Short-term investments	26,017	25,591
Accounts and notes receivable, net	46,914	44,364
Inventories	51,102	46,378
Income tax receivable	254	247
Short-term derivative assets	3,688	3,954
Prepaid expenses	4,210	4,557
Assets held for sale	7,083	7,179
Total current assets	155,770	153,365
Property, plant and equipment, net	140,674	118,416
Goodwill and intangible assets, net	6,441	6,491
Other assets	7,781	9,933
Deferred income taxes	79,299	80,786
Total assets	$389,965	$368,991
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	34,837	23,919
Accrued payroll expenses	16,499	24,540
Short-term borrowings under revolving credit facility	200	109
Short-term obligations under capital leases	1,261	1,323
Sale-leaseback financing obligation	42,765	—
Other current liabilities	8,042	6,946
Total current liabilities	103,604	56,837
Accrued pension liabilities	67,522	68,047
Accrued postretirement benefits	20,615	20,808
Accrued workers’ compensation liabilities	11,459	11,459
Other long-term liabilities-capital leases	699	1,036
Other long-term liabilities	100	28,210
Total liabilities	$203,999	$186,397
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1.00 par value, 500,000 shares authorized and none issued	—	—
Common stock, $1.00 par value, 25,000,000 shares authorized; 16,793,561 and 16,781,561 shares issued and outstanding at September 30, 2016 and June 30, 2016, respectively	16,794	16,782
Additional paid-in capital	40,109	39,096
Retained earnings	198,400	196,782
Unearned ESOP shares	(6,434)	(6,434)
Accumulated other comprehensive loss	(62,903)	(63,632)
Total stockholders’ equity	$185,966	$182,594
Total liabilities and stockholders’ equity	$389,965	$368,991

Non-GAAP Financial Measures
In addition to net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures in assessing our operating performance:
“Non-GAAP net income” is defined as net income (loss) excluding the impact of:

•	restructuring and other transition expenses;

•	net gains and losses from sales of assets;

•	non-cash income tax benefit, including the release of valuation allowance on deferred tax assets;

•	non-recurring proxy contest-related expenses; and

•	non-cash interest expense accrued on the Torrance facility sale-leaseback financing obligation;
and including the impact of:

•	income taxes on non-GAAP adjustments.
“Non-GAAP net income per diluted common share” is defined as Non-GAAP net income divided by the weighted-average number of common shares outstanding, inclusive of the dilutive effect of common equivalent shares outstanding during the period.
“Adjusted EBITDA” is defined as net income (loss) excluding the impact of:

•	income taxes;

•	interest expense;

•	depreciation and amortization expense;

•	ESOP and share-based compensation expense;

•	non-cash impairment losses;

•	non-cash pension withdrawal expense;

•	other similar non-cash expenses;

•	restructuring and other transition expenses;

•	net gains and losses from sales of assets; and

•	non-recurring proxy contest-related expenses.
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA expressed as a percentage of net sales.

Restructuring and other transition expenses are expenses that are directly attributable to the corporate relocation plan, consisting primarily of employee retention and separation benefits, facility-related costs and other related costs such as travel, legal, consulting and other professional services.
In the first quarter of fiscal 2017, we modified the calculation of Non-GAAP net income and Non-GAAP net income per diluted common share (i) to exclude non-recurring expenses for legal and other professional services incurred in connection with the 2016 proxy contest that were in excess of the level of expenses normally incurred for an annual meeting of stockholders ("2016 proxy contest-related expenses"), and non-cash interest expense accrued on the Torrance facility sale-leaseback financing obligation which will be included in the computation of the gain on sale upon conclusion of the leaseback arrangement, and (ii) to include income tax expense on the non-GAAP adjustments based on the Company's marginal tax rate of 39.0%. There was no similar adjustment for non-cash income tax expense in the first quarter of fiscal 2016 due to the valuation allowance recorded against the Company’s deferred tax assets at September 30, 2015. We also modified Adjusted EBITDA and Adjusted EBITDA margin to exclude 2016 proxy contest-related expenses. These modifications to our non-GAAP financial measures were made because such expenses are not reflective of our ongoing operating results and adjusting for them will help investors with comparability of our results. The historical presentation of the non-GAAP measures was not affected by these modifications.
We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company's operating performance against internal financial forecasts and budgets.
Non-GAAP net income, Non-GAAP net income per diluted common share, Adjusted EBITDA and Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net income (loss) to Non-GAAP net income and reported net income (loss) per common share-diluted to Non-GAAP net income per diluted common share (unaudited):

	Three Months Ended September 30,
(In thousands)	2016	2015
Net income (loss), as reported	$1,618	$(1,074)
Restructuring and other transition expenses	3,030	5,450
Net gains from sale of spice assets	(158)	—
Net gains from sales of assets	(1,553)	(214)
Non-recurring proxy contest-related expenses	1,270	—
Interest expense on sale-leaseback financing obligation	310	—
Income tax expense on non-GAAP adjustments	(1,131)	—
Non-GAAP net income	$3,386	$4,162

Net income (loss) per common share—diluted, as reported	$0.10	$(0.07)
Impact of restructuring and other transition expenses	$0.18	$0.33
Impact of net gains from sale of spice assets	$(0.01)	$—
Impact of net gains from sales of assets	$(0.09)	$(0.01)
Impact of non-recurring proxy contest-related expenses	$0.08	$—
Impact of interest expense on sale-leaseback financing obligation	$0.02	$—
Impact of income taxes on non-GAAP adjustments	$(0.07)	$—
Non-GAAP net income per diluted common share	$0.21	$0.25

Set forth below is a reconciliation of reported net income (loss) to Adjusted EBITDA (unaudited):

	Three Months Ended September 30,
(In thousands)	2016	2015
Net income (loss), as reported	$1,618	$(1,074)
Income tax expense (benefit)	1,083	(88)
Interest expense	389	121
Depreciation and amortization expense	5,008	5,295
ESOP and share-based compensation expense	942	1,229
Restructuring and other transition expenses	3,030	5,450
Net gains from sale of spice assets	(158)	—
Net gains from sales of assets	(1,553)	(214)
Non-recurring proxy contest-related expenses	1,270	—
Adjusted EBITDA	$11,629	$10,719
Adjusted EBITDA Margin	8.9%	8.0%